Exhibit 99.1

Spansion Inc. Reports Second Quarter 2013 Results

Sunnyvale, Calif., August 1, 2013 -- Spansion Inc. (NYSE: CODE), a global leader in Flash memory-based embedded systems solutions, today announced operating results for its second quarter ended June 30, 2013.

On a U.S. GAAP basis, Spansion reported second quarter net sales of $195.1 million, gross margin of 29.4%, operating loss of $0.6 million and net loss of $3.2 million.

On a non-GAAP basis, net sales totaled $195.1 million, gross margin was 33.6%, operating income was $18.4 million and net income was $15.7 million.

For a reconciliation of GAAP to non - GAAP results, see accompanying tables “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures” below.

Second Quarter 2013 Financial Highlights:

●	Revenue of $195.1 million
●	Non-GAAP gross margin of 33.6%
●	Non-GAAP operating income of $18.4 million or 9.5% of revenue
●	Adjusted EBITDA of $30.6 million
●	Non-GAAP Diluted EPS $0.26
●	Cash, cash equivalents and short term investments of $305.3 million

Note: Percentages may not calculate precisely due to rounding.

Second Quarter 2013 Business Highlights:

●	Continued embedded market leadership and focused execution amid challenging market conditions
●	Recognized $22 million revenue from Embedded SLC NAND
●	Strong design win momentum in NAND

Spansion also announced today the closing of its acquisition of Fujitsu’s Microcontroller and Analog business.

"Spansion executed amid challenging market conditions. We remain the embedded market leader for NOR Flash memory, delivered sequential improvements in margins and profit, and saw strong NAND momentum,” said John Kispert, president and CEO of Spansion. “We remain confident of our long-term vision and strategy as we enhance our Flash memory product portfolio, protect our IP and add new microcontroller and analog IP and products. We plan to accelerate future growth opportunities and continually increase our operational efficiency, while building even stronger customer relationships to position Spansion for ongoing embedded market leadership.”

Quarterly Conference Call and Accompanying Slide Presentations

Spansion will host a conference call Thursday, August 1, 2013, at 1:30 PM PT/ 4:30 PM ET to discuss its second quarter 2013 results. A live webcast of the conference call, with accompanying slide presentations, may be accessed through the investor relations section of Spansion’s website at http://investor.spansion.com/.

Dial-in: 1- 877-703-6102 (toll free), 1- 857-244-7301 (International), Passcode: 30909399

An audio replay will be available within two hours of the call through August 8, 2013 and may be accessed via dial-in at 1-888-286-8010 (US), 1-617-801-6888 (International), with the Passcode 99511673 or by webcast on the investor relations section of Spansion's website at http://investor.spansion.com/.

Second Quarter 2013 Results

U.S. GAAP Results, in $millions except per share data and percentages

	Q2 2013	Q1 2013	Q2 2012
Net Sales	$195.1	$189.6	$233.4
Gross Margin	29.4%	24.2%	31.7%
Operating Income (Loss)	($0.6)	($5.4)	$37.8
Operating Margin	(0.3%)	(2.9%)	16.2%
Net Income (Loss)	($3.2)	($14.4)	$26.0
Diluted Net Income (Loss) Per Share	($0.06)	($0.25)	$0.43

 Non-GAAP Results, in $millions except per share data and percentages

	Q2 2013	Q1 2013	Q2 2012
Net Sales	$195.1	$189.6	$233.4
Gross Margin	33.6%	28.6%	35.5%
Operating Income	$18.4	$10.5	$25.0
Operating Margin	9.5%	5.6%	10.7%
Net Income	$15.7	$1.5	$13.7
Diluted Net Income Per Share	$0.26	$0.03	$0.22

Note: Percentages may not calculate precisely due to rounding.

Business Outlook

For the third quarter of 2013, Spansion estimates U.S. GAAP net sales in the range of $270 million to $300 million and GAAP diluted net loss per share of ($0.39) to ($0.19). Non-GAAP gross margin is expected to be in the range of 32.5% to 34.5%, and non-GAAP diluted EPS is expected to be in the range of $0.23 to $0.30. These estimates exclude amortization of intangibles of approximately $7 million, and stock compensation expense of approximately $1 million in COGS and $7 million in Operating Expense. These estimates also exclude charges related to the acquisition of the Fujitsu Microcontroller and Analog business including (i) $11 million to $13 million in inventory markup related to fair value accounting, (ii) $4 million to $5 million in integration related costs, and (iii) $1 million to $2 million in financing costs, and exclude one-time items consisting of (a) $9 million to $14 million in charges related to business alignment, and (b) approximately $10 million of gain related to the collection on a previously written off note receivable.

About Spansion

Spansion (NYSE: CODE) is a global leader in Flash memory-based embedded systems solutions. Spansion’s Flash memory, microcontrollers, mixed-signal and analog products drive the development of faster, intelligent, secure and energy efficient electronics. Spansion is at the heart of electronics systems, connecting, controlling, storing and powering everything from automotive electronics and industrial systems to the highly interactive and immersive consumer devices that are enriching people's daily lives. For more information, visit http://www.spansion.com.

Spansion®, the Spansion logo, MirrorBit®, MirrorBit® Eclipse™ and combinations thereof, are trademarks and registered trademarks of Spansion LLC in the United States and other countries. Other names used are for informational purposes only and may be trademarks of their respective owners.

Cautionary Statement

This presentation contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those statements. The risks and uncertainties include statements related to the acquisition of the Fujitsu Microcontroller and Analog business including the possibility that anticipated benefits, growth prospects and synergies expected from the acquisition may not be fully realized or may take longer to realize than expected; the accretive nature of the transaction, including incremental margin, EBITDA and EPS estimates for future periods; estimations and variations in market growth and demand for the acquired products and technologies; delays, disruptions, costs and challenges associated with integrating the new business into the Company’s existing business, including changing relationships with partners, customers, employees or suppliers; the amount of costs incurred in connection with supporting and integrating the new business and supporting new customers and partners; ongoing personnel and logistical challenges of managing the new combined organization; our ability to retain and motivate key employees from Fujitsu; and general economic and business conditions. Other risks and uncertainties include: the success of the Company’s plan to focus primarily on the embedded solutions market; the ability to improve our gross margins and to continue to successfully implement our cost reduction efforts; the ability to grow revenue; the ability to maintain a competitive cost and expense structure; the ability to maintain a strong product portfolio; the ability to control operating expenses, particularly our sales, general and administrative costs; the ability to retain and expand our customer base in focus markets, and retain and grow our share of business within our customer base; the ability to penetrate further the embedded solutions market with our high density products and expand the number of customers in emerging markets; and the ability to successfully develop and transition to the latest technologies. In addition, the instability of the global economy and tight credit markets could continue to adversely impact our business in several respects, including adversely impacting credit quality and insolvency risk of the Company and its customers and business partners, including suppliers and distributors; bookings; and reductions and deferrals of demand for our products. We urge investors to review in detail the risks and uncertainties discussed in the company's Securities and Exchange Commission filings, including but not limited to our Annual Report on Form 10-K for the fiscal year ended December 30, 2012 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Press Contact: Michele Landry Spansion Inc. +1.408.616.3817 Michele.landry@spansion.com	Investor Relations: Rahul Mathur Spansion Inc. +1.408.616.6682 Rahul.mathur@spansion.com

Spansion Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended June 30, 2013	Three Months Ended March 31, 2013	Three Months Ended July 1, 2012
Net sales	$195,070	$189,572	$233,440
Cost of sales	137,714	143,717	159,529
Gross Profit	57,356	45,855	73,911
Research and development	23,548	22,777	29,631
Sales, general and administrative	34,414	28,483	35,617
Net gain on sale of Kuala Lumpur land and building	-	-	(28,434)
Restructuring credits	-	-	(729)
Operating income (loss)	(606)	(5,405)	37,826
Interest and other income (expense)	3,118	962	(556)
Interest expense	(7,378)	(7,604)	(7,903)
Income (loss) before income taxes	(4,866)	(12,047)	29,367
Provision (benefit) for income taxes	(1,635)	2,388	3,370
Net income (loss)	(3,231)	(14,435)	25,997
Net income (loss) per common share
Basic	$(0.06)	$(0.25)	$0.43
Diluted	$(0.06)	$(0.25)	$0.43
Shares used in per share calculation
Basic	58,646	58,086	59,975
Diluted	58,646	58,086	60,475

Spansion Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands except par value and shares)

Assets	June 30, 2013	March 31, 2013	December 30, 2012
Current assets:
Cash and cash equivalents	$205,535	$261,732	$262,177
Short-term investments	99,751	47,398	51,720
Accounts receivable, net	112,865	106,602	106,864
Inventories	197,082	179,648	182,192
Deferred income taxes	8,644	8,663	8,699
Prepaid expenses and other current assets	36,609	39,045	28,531
Total current assets	660,486	643,088	640,183

Property, plant and equipment, net	174,369	170,823	176,728
Intangible assets	134,528	141,670	149,153
Goodwill	166,558	166,688	166,931
Other assets	33,627	32,105	39,171
Total assets	$1,169,568	$1,154,374	$1,172,166

Liabilities and Equity
Current liabilities:
Accounts payable	83,607	70,794	85,542
Accrued compensation and benefits	18,597	19,993	26,080
Other accrued liabilities	32,989	33,658	29,913
Income taxes payable	2,066	2,919	2,618
Deferred income	15,140	10,996	9,135
Current portion of long-term debt	4,887	11,626	5,382
Total current liabilities	157,286	149,986	158,670

Deferred income taxes	9,234	9,289	9,393
Long-term debt, less current portion	409,602	403,352	410,913
Other long-term liabilities	27,263	31,429	31,416
Total liabilities	603,385	594,056	610,392
Stockholders’ equity
Class A Common stock, $0.001 par value, 150,000,000 shares authorized, 58,698,273 shares issued and outstanding (57,267,409 shares as of December 30, 2012 and 58,086,437 shares as of March 31, 2013)	59	59	58
Class B common stock, $0.001 par value, 1 share authorized, 1 share issued and outstanding	-	-	-
Preferred Stock, $0.001 par value, 50,000,000 shares authorized, 0 shares issued and outstanding	-	-	-
Additional paid-in capital	708,645	700,134	690,891
Accumulated deficit	(145,357)	(142,126)	(127,691)
Accumulated other comprehensive income (loss)	2,836	2,251	(1,484)
Total stockholders’ equity	566,183	560,318	561,774
Total liabilities and stockholders’ equity	$1,169,568	$1,154,374	$1,172,166

Spansion Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Three Months Ended June 30, 2013	Three Months Ended March 31, 2013	Three Months Ended July 1, 2012
Cash Flows from Operating Activities:
Net Income (Loss)	$(3,231)	$(14,435)	$25,997
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	19,359	19,910	26,137
Gain on liquidation of auction rate securities	-	(1,200)	-
Provision (benefit) for deferred income taxes	34	(25)	1,786
Net gain on sale of Kuala Lumpur land and building	-	-	(28,434)
Net gain on sale and disposal of property, plant and equipment	(365)	(592)	(4,046)
Compensation recognized under employee stock plans	7,672	8,624	8,968
Changes in operating assets and liabilities	(15,483)	(5,287)	(23,460)
Net cash provided by operating activities	7,986	6,995	6,948

Cash Flows from Investing Activities:
Proceeds from liquidation of auction rate securities	-	1,530	-
Proceeds from sale of property, plant and equipment	322	612	38,416
Purchase of property, plant and equipment	(11,829)	(12,883)	(9,358)
Purchase of marketable securities	(67,080)	(24,024)	(17,065)
Proceeds from maturities of marketable securities	14,727	28,346	16,649
Net cash provided by (used for) investing activities	(63,860)	(6,419)	28,642
Cash Flows from Financing Activities:
Proceeds from issuance of common stock due to options exercised	839	620	62
Refinancing costs on Revolver	(84)	(114)	-
Payments on debt	(560)	(1,545)	(1,198)
Acquisition of noncontrolling interest	-	-	(3,304)
Cash settlement on hedging activities	-	(268)	(263)
Net cash provided by (used for) financing activities	195	(1,307)	(4,703)
Effect of exchange rate on cash and cash equivalents	(518)	286	215
Net increase (decrease) in cash and cash equivalents	(56,197)	(445)	31,102
Cash and cash equivalents at the beginning of period	261,732	262,177	197,025
Cash and cash equivalents at end of period	$205,535	$261,732	$228,127

Use of Non-GAAP Financial Information

To provide investors and others with additional information regarding Spansion’s operating results, we have disclosed in this press release certain non-GAAP financial measures, including gross profit, operating income, net income, and adjusted EBITDA. These non-GAAP financial measures are a supplement to, and not a substitute for or superior to, the company’s results presented in accordance with U.S. GAAP.

The non-GAAP financial measures are provided to enhance the user’s overall understanding of the company’s operating performance. Specifically, the company believes the non-GAAP information provides useful measures to investors regarding the company’s financial performance by excluding certain expenses that the company believes are not indicative of its core operating results. For more information on non-GAAP financial measures, please see the reconciliations of such measures in the tables of this release.

Management believes these non-GAAP financial measures reflect Spansion’s ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in Spansion’s business, as they exclude expenses that are not reflective of ongoing operating results and provide useful information to investors and others in understanding and evaluating Spansion’s operating results and future prospects in the same manner as management. During the quarter ended June 30, 2013 the presentation of non-GAAP financial information included the addition of interest expense, taxes, depreciation and amortization to the net income. Further adjustments due to acquisition related expense and stock compensation expense attempt to exclude items that are either non-cash or non-recurring in nature.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

Gross Profit to Non-GAAP Gross Profit

($ in millions)	Q2 2013	Q1 2013	Q2 2012
GAAP gross profit	$57.4	$45.9	$73.9
Add: Intangibles amortization	6.8	6.8	7.3
Add: Stock compensation expense	1.3	1.4	1.7
Non-GAAP Gross Profit	$65.5	$54.1	$82.9

Operating Income (Loss) to Non-GAAP Operating Income

($ in millions)	Q2 2013	Q1 2013	Q2 2012
GAAP operating income (loss)	$(0.6)	$(5.4)	$37.8
Add: Intangibles amortization	6.8	6.8	7.3
Add: Restructuring credits	-	-	(0.7)
Add: Stock compensation expense	7.7	8.6	9.0
Add: Acquisition related expense	4.5	0.5	-
Add: Net gain on sale of Kuala Lumpur land and building	-	-	(28.4)
Non-GAAP Operating Income	$18.4	$10.5	$25.0

Net Income (Loss) to Non-GAAP Net Income and Adjusted EBITDA

($ in millions)	Q2 2013	Q1 2013	Q2 2012
GAAP net income (loss)	$(3.2)	$(14.4)	$26.0
Add: Intangibles amortization	6.8	6.8	7.3
Add: Restructuring credits	-	-	(0.7)
Add: Stock compensation expense	7.7	8.6	9.0
Add: Net gain on sale of the Kuala Lumpur land and building	-	-	(28.4)
Add: Acquisition related expenses	4.5	0.5	-
Add: Tax adjustments	-	-	0.5
Non-GAAP Net Income	$15.7	$1.5	$13.7
Add: Interest and other expense (income)	4.3	6.6	8.5
Add: Taxes	(1.6)	2.4	2.9
Add: Depreciation	12.2	12.6	18.3
Adjusted EBITDA	$30.6	$23.1	$43.4

Note: Totals may not add precisely due to rounding.